REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is entered into as of June 30, 2006 by and among Protalex, Inc., a Delaware corporation (the “Company”), those investors who have entered into that certain Purchase Agreement (defined below) who are also identified on Schedule I attached hereto (the “Investors”) and the Placement Agents (as identified in Schedule 3.9 to the Purchase Agreement) with reference to the following facts:

WHEREAS, the Investors and the Company have entered into a Warrant and Common Stock Purchase Agreement (the “Purchase Agreement”) of even date with this Agreement; and

WHEREAS, to induce the Investors to enter into the Purchase Agreement, the Company has agreed to grant certain rights to the Investors as reflected in this Agreement.

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings. All terms not otherwise defined in this Agreement shall have the meaning set forth in the Purchase Agreement.

1.1 “Effectiveness Date” means, with respect to the initial Registration Statement required to be filed hereunder, the 120th calendar day following the date hereof and, with respect to any additional Registration Statements which may be required pursuant to Section 2.3, the 90th calendar day following the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement is required hereunder; provided, however, in the event the Company is notified by the Securities and Exchange Commission (“SEC”) that one of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth Trading Day following the date on which the Company is so notified if such date precedes the dates required above.

1.2 “Filing Date” means, with respect to the initial Registration Statement required hereunder, the 30th calendar day following the date hereof and, with respect to any additional Registration Statements which may be required pursuant to Section 2.3, the 30th day following the date on which the Company first knows, or reasonably should have known that such additional Registration Statement is required hereunder.

1.3 “Holder” or “Holders” shall mean the Investors and the Placement Agents holding Registrable Securities or securities exercisable into Registrable Securities and any Person holding such securities to whom rights under this Agreement have been transferred in accordance with Section 2.10 hereof.

1.4 “Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

1.5 “Registrable Securities” means (1) the Shares and the Warrant Shares (including any additional shares issuable in connection with any anti-dilution provisions in the Warrants) (without giving effect to any limitations on exercise set forth in the Warrant) and (2) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares or Warrant Shares, excluding in all cases, however, (i) any Registrable Securities sold by a Person in a transaction in which such Person’s rights under this Agreement are not assigned, or (ii) any Registrable Securities sold pursuant to a Registration Statement or Rule 144 or (iii) any Registrable Securities that may be sold without restriction under Rule 144(k)(or successor rule).

1.6 The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

1.7 “Registration Expenses” shall mean all expenses, except Selling Expenses as defined below, incurred by the Company in complying with the registration obligations under this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees, trading market fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

1.8 “Registration Statement” shall mean a registration statement of the Company, on Form S-3, or if the Company is ineligible to use Form S-3, on Form SB-2 (or successor forms) filed by the Company with the SEC pursuant to this Agreement permitting registration of the Registrable Securities for resale by the respective Holders thereof and any additional registration statements contemplated by Section 2.3, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

1.9 “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes, if any, applicable to the securities registered by the Holders.

1.10 “Rule 424” means Rule 424 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

2. Registration Rights.

2.1 Required Registration. The Company shall file with the SEC and any applicable state securities authorities on or before the Filing Date, and use its best efforts to cause to be declared effective by the SEC on or before the Effectiveness Date, a Registration Statement in order to register the Registrable Securities for resale and distribution under the Securities Act. The Registration Statement shall contain substantially the Plan of Distribution attached hereto as Exhibit A. The Company shall use its best efforts to cause a Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to the applicable Effectiveness Date. The Company shall maintain the effectiveness of the Registration Statement with respect to a Holder until such time as all remaining Registrable Securities held by such Holder (assuming cashless exercise of the Warrant Shares) may be sold without restriction under Rule 144(k) (or successor rule) (the “Effectiveness Period”). The Company shall telephonically request effectiveness of a Registration Statement as of 5:00 pm Eastern Time on a Trading Day. The Company shall immediately notify the Holders via facsimile or e-mail of the effectiveness of a Registration Statement on the same Trading Day that the Company telephonically confirms effectiveness with the SEC, which shall be the date requested for effectiveness of a Registration Statement. The Company shall, by 9:30 am Eastern Time on the Trading Day after the Effective Date (as defined in the Purchase Agreement), file a final Prospectus with the SEC as required by Rule 424.

2.2 Partial liquidated damages.

(a) If the Registration Statement is not filed with the SEC on or before the Filing Date (a “Filing Default”), the Company shall pay partial liquidated damages to each Holder, from and including the day that the day following such Filing Default until the date that the Registration Statement is filed with the SEC, at a rate per month (or portion thereof) equal to 0.50% of the total purchase price of the Shares purchased by such Holder pursuant to the Purchase Agreement (the “Default Rate”).

(b) If prior to its Effectiveness Date, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the SEC in respect of such Registration Statement within 30 calendar days after the receipt of comments by or notice from the SEC that such amendment is required in order for a Registration Statement to be declared effective (“Prefiling Default”), the Company shall pay partial liquidated damages to each Holder, from and including the day following such Prefiling Default until such filing is made with the SEC.

(c) If the Registration Statement is not declared effective by the SEC on or before the Effectiveness Date (a “Registration Default”), the Company shall pay partial liquidated damages to each Holder, from and including the day following such Registration Default until the earlier of (i) the time that the Registration Statement is declared effective by the SEC, or (ii) the time that the Effectiveness Period expires, at the Default Rate.

(d) In the event that the Company exercises its right pursuant to Section 2.7 to suspend the availability of the Registration Statement for a period exceeding the maximum number of days specified therein for the applicable Suspension Period (a “Suspension Default”), the Company shall pay partial liquidated damages to each Holder, from and including the day following such Suspension Default until such time as the Company delivers the Advice (as defined in Section 2.7) to the Holders described in Section 2.7, at the Default Rate.

(e) In the event that the Registration Statement ceases to be effective or available for use by the Holders for a period in excess of sixty (60) days in any single instance or ninety (90) days in the aggregate during any 12-month period (an “Effectiveness Default”), the Company shall pay partial liquidated damages to each Holder, from and including the day following such Effectiveness Default until such time as the Registration Statement is again effective and available for use by the Holders, at the Default Rate.

(f) The Company’s obligation to pay partial liquidated damages pursuant to this Section 2.2 shall accrue and be discharged on a monthly basis on the last Trading of each such month. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of a default.

(g) In no event, however, shall the Company be required to pay partial liquidated damages in the aggregate under this Section 2 in excess of 10.0% of the total purchase price of the Shares purchased by such Holder pursuant to the Purchase Agreement.

2.3 Additional Registration Rights. If during the Effectiveness Period, the number of Registrable Securities at any time exceeds 95% of the number of shares of Common Stock then registered in a Registration Statement, then the Company shall file as soon as reasonably practicable but in any case prior to the applicable Filing Date, an additional Registration Statement covering the resale by the Holders of not less than 110% of the number of such Registrable Securities. The Default Rates set forth in Section 2.2 shall apply to any Registration Statement required to be filed hereunder. Notwithstanding the foregoing, the Company shall have no obligation to file a Registration Statement pursuant to this Section 2.3 if the SEC advises the Company, orally or in writing, that filing the Registration Statement pursuant to this Section 2.3 is not permitted by law or the rules and regulations of the SEC, provided that the Company shall have used, and shall continue to use, commercially reasonable efforts to overcome the SEC’s position.

2.4 Piggyback Registration Rights.

(a) If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of any stockholder, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a SEC Rule 145 transaction, (iii) the registration pursuant to Section 2.1 hereof or (iv) a demand registration by the Company’s stockholders pursuant to (A) that certain Investor Rights Agreement dated September 18, 2003 or (B) that certain Registration Rights Agreement dated May 25, 2005 or (C) that certain December 22, 2005 Registration Rights Agreement (collectively, the “Registration Agreements”), the Company will:

(i) promptly give to each Holder written notice thereof and of each such Holder’s rights under this Section 2.4; and

(ii) use its commercially reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within ten (10) days after receipt of such written notice from the Company, by any Holder, subject to Section 2.4(b) hereof.

(b) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.4(a)(i). In such event the right of any Holder to registration pursuant to Section 2.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2.4, if the Company registration pursuant to this Section 2.4 involves an underwritten offering and the managing underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities and other securities to be distributed through such underwriting, provided, that the Company shall include in such registration (a) first, one hundred percent (100%) of the securities the Company proposes to sell, and (b) second, the amount of Registrable Securities which the Holders have requested to be included in such registration, such amount to be allocated pro rata among all requesting Holders on the basis of the relative amount of Registrable Securities then held by each such Holder together with other holders of rights similar to those granted in this Section 2.4 on a pari passu basis; provided, further, in the case of Clause (b), in no event shall the number of Registrable Securities to be included in such offering be less than twenty percent (20%) of the total number of securities to be included in such offering. The Company shall so advise all Holders distributing their securities through such underwriting of such limitation, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement or in such other manner as shall be agreed to by the Company and Holders of a majority in interest of the Registrable Securities proposed to be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or other selling stockholder to the nearest one hundred (100) shares. If any Holder disapproves of the terms of any such underwriting, such Holder or selling stockholder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Further, any Holder requesting to be included in such registration may elect, in writing prior to the effective date of the registration statement filed in connection with such registration to withdraw therefrom. In addition, the registrations provided for in this Section 2.4 are in addition to, and not in lieu of the registrations made on behalf of the Holders as described elsewhere in this Section 2.

(c) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.4 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

(d) Notwithstanding the above, this Section 2.4 shall not apply to registrations of the Company’s securities which are not underwritten public offerings (x) when the Registrable Securities are covered by an effective Registration Statement or (y) where with respect to any Holder all of such Holder’s Registrable Securities (assuming cashless exercise of the Warrant Shares) may be sold without restriction under Rule 144(k) (or successor rule).

2.5 Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to this Agreement shall be borne by the Company. All Selling Expenses shall be borne by the Persons holding securities included in such registration pro rata on the basis of the number of shares so registered.

2.6 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. The Company will use its best efforts to:

(a) Not less than three Trading Days prior to the filing of each Registration Statement and not less than 1 Trading Day prior to the filing of any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall, (i) furnish to each Holder copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to each Holder to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities shall reasonably object in good faith, provided that, the Company is notified of such objection in writing no later than 3 Trading Days after the Holders have been so furnished copies of a Registration Statement or 1 Trading Day after the Holders have been so furnished copies of any related Prospectus or amendment or supplement thereto and so long as the Filing Date or Effectiveness Date, as the case may be, shall be extended for the period of time that such Holders object to the Company’s filing of the applicable document, provided that the Company shall use commercially reasonable efforts to remedy the Purchasers’ objection and file the Registration Statement as soon as reasonably possible thereafter.

(b) if the Company becomes eligible to file a Registration Statement on Form S-3 (the date on which the Company becomes so eligible, the “S-3 Eligibility Date”), then (A) cause each Registration Statement first filed after the S-3 Eligibility Date to be on Form S-3 and (B) with respect to each Registration Statement filed on Form SB-2 (or such other form as does not permit incorporation by reference, if applicable) prior to the S-3 Eligibility Date where the period of obligation to maintain the effectiveness of such Registration Statement would in the reasonable judgment of the Company exceed three (3) months, cause to be promptly (but in any event not more than 30 days after such date) filed a Registration Statement on Form S-3 to replace each such Registration Statement on Form SB-2 and cause such Registration Statement on Form S-3 to be declared effective by the SEC as soon as possible after filing, thereafter to cause to be filed a post-effective amendment to each Registration Statement on Form SB-2 to de-register unsold shares under such Registration Statement unless this provision 2.5(a) is waived in writing by the unanimous written consent of the Board of Directors; provided, however, that no fewer than three (3) business days before filing a Registration Statement or related prospectus or any amendment or supplement thereto in accordance with Section 2 hereof, the Company shall furnish to counsel for the Holders copies of all documents proposed to be filed, which documents be subject to review by such counsel;

(c) prepare and file with the SEC such amendments and supplements to such Registration Statement (including any Exchange Act documents incorporated by reference into such Registration Statement) and the prospectus used in connection with such Registration Statement as may be necessary to keep such Registration Statement continuously effective as required herein and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement, including, but not limited to, with respect to each Registration Statement on Form SB-2 (or other such form that does not permit incorporation by reference, if applicable), cause a post-effective amendment (or prospectus supplement) to be filed as may be necessary with the SEC within twenty (20) days after each date on which the Company files its Annual Report on Form 10-KSB (or similar form), and in the case of a post-effective amendment, cause such post-effective amendment to be declared effective by the SEC as soon as possible after filing;

(d) furnish to the Holders participating in such registration and to the underwriters of the securities being registered, if any, such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus, in conformity with the requirements of the Securities Act, and such other documents they may reasonably request in order to facilitate the disposition of Registrable Securities by them;

(e) prior to the Effectiveness Date, register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders and do any and all other acts and things which may be reasonably necessary or advisable to enable the Holders and each underwriter, if any, to consummate the disposition of the Registrable Securities in such states;

(f) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(g) cause all Registrable Securities to be quoted on the Nasdaq Stock Market Over-the-Counter Bulletin Board (the “OTCBB”), or such other securities exchange on which similar securities issued by the Company are then listed, and comply with all requirements of the OTCBB or such other securities exchange, as applicable, with regards to the issuance of the shares and the listing thereof;

(h) as promptly as possible, but in no event later than 1 Trading Day thereafter, give notice to each Holder and counsel for the Holders, (i) when any prospectus, prospectus supplement, Registration Statement or post-effective amendment to the Registration Statement has been filed with the SEC and, with respect to the Registration Statement or any post-effective amendment, when the same has been declared effective, (ii) of the receipt of any comments from the SEC, (iii) of any request by the SEC or any other federal or state governmental authority to amend or supplement the Registration Statement or amend or supplement the prospectus or for additional information; (iv) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation or written threat of any proceedings for that purpose, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or the written threat of any proceeding for such purpose or (vi) the necessity of any changes in the Registration Statement or prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading which notice in the case of (iii) through (vi) above (each a “Required Notice”) may, at the discretion of the Company, state that it constitutes a Suspension Notice (as defined below) in which case the provisions of Section 2.7 shall apply;

(i) if any Registration Statement required pursuant to this Section 2 ceases to be effective for any reason at any time (other than because all Registrable Securities registered thereunder shall have been resold pursuant thereto or shall have otherwise ceased to be Registrable Securities), use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall as promptly as reasonably practicable amend such Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof;

(j) supplement and amend any Registration Statement required pursuant to this Section 2 if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Registration Statement, if required by the Securities Act;

(k) obtain the withdrawal of any order or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale and provide reasonably prompt notice to each Holder and counsel for the Holders of the withdrawal of any such order;

(l) incorporate in a prospectus supplement to the Registration Statement or post-effective amendment to the Registration Statement such information as the Holders of the majority in interest of the Registrable Securities (other than information specific to a Holder which shall be at the discretion of the Holder provided that the Holder and its Registrable Securities may be excluded if such information is not provided by the Holder provided further that upon receipt of such information by the Company, the Company shall use commercially reasonable efforts to include such Holders Registrable Securities on the Registration Statement, or, if not then possible, on any subsequent registration statements) and counsel for the Holders shall determine to be required to be included therein by applicable law and make any required filings of such prospectus supplement or post-effective amendment;

(m) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(n) cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities sold or to be sold pursuant to the Registration Statement, which certificates shall not bear any restrictive legends, and use reasonable efforts to cause such Registrable Securities to be in such denominations and registered in such names as the applicable Holder or Holders may request in writing at least one (1) trading day prior to any sale of such Registrable Securities;

(o) upon request by a majority-in-interest of the Registrable Securities, make reasonably available for inspection during normal business hours by a representative for any Holder, and any broker-dealers, counsel for the Holders, accountants or underwriter, all relevant financial and other records and pertinent corporate documents and properties of the Company and its subsidiaries, and cause the appropriate officers, directors and employees of the Company and its subsidiaries to make reasonably available for inspection during normal business hours on reasonable notice all relevant information reasonably requested by such representative for a Holder, or any such broker-dealers, counsel for a Holder, accountants or underwriter in connection with such disposition, in each case as is customary for similar “due diligence” examinations; provided, however, that each Holder (and its respective agents and representatives) shall hold in confidence and shall not make any disclosure (except to another Holder) of any such information, unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) disclosure of such information is necessary to avoid or to correct a misstatement or omission in any Registration Statement, (iii) release of such information is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement, or (v) the Company consents to any such disclosure. Nothing herein shall be deemed to limit the Holder’s ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations;

(p) as promptly as possible notify each Holder covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and at the request of any such Holder, prepare and furnish to such Holder a reasonable number copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(q) comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earning statements (which need not be audited) satisfying the provisions of Section 1l(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act); and

(r) furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 2, on the closing date of any such underwritten public offering, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, and to the Holders requesting registration of Registrable Securities.

(s) If NASDR Rule 2710 requires any broker-dealer to make a filing prior to executing a sale by a Holder, the Company shall (i) make an Issuer Filing with the NASDR, Inc. Corporate Financing Department pursuant to proposed NASDR Rule 2710(b)(10)(A)(i), (ii) use its best efforts to respond within five Trading Days to any comments received from NASDR in connection therewith, and (iii) pay the filing fee required in connection therewith.

2.7 Deferral. The right of the Holders to use the Registration Statement (and the prospectus relating thereto) shall be suspended for a period or periods (the “Suspension Period”) of not more than thirty (30) days in any single instance and not more than sixty (60) days in the aggregate during any twelve (12) month period after delivery by the Company to the Holders of (i) a Required Notice; or (ii) a certificate signed by the President or Chief Executive Officer of the Company certifying that the Board has made the good-faith determination (A) that continued use by the Holders of the Registration Statement for purposes of effecting offers or sales of Registrable Shares pursuant thereto would require, under the Securities Act, premature disclosure in the Registration Statement or prospectus of material, nonpublic information concerning the Company, its business or prospects or any proposed material transaction involving the Company, (B) that such premature disclosure would be materially adverse to the Company, its business or prospects or any such proposed material transaction or would make the successful consummation by the Company of any such material transaction significantly less likely and (C) that it is therefore essential to suspend the use by the Holders of such Registration Statement and prospectus for purposes of effecting offers or sales of Registrable Shares pursuant thereto. A Required Notice and the certificate described in subsection (ii) above are each referred to herein as a “Suspension Notice.” Upon receipt of a Suspension Notice, each Holder agrees not to sell any Registrable Securities pursuant to the Registration Statement until such Holder is advised in writing by the Company that the Registration Statement and related prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Registration Statement and related prospectus (the “Advice”). Each Holder shall keep the fact of any Suspension Notice delivered by the Company and its contents confidential. The Company agrees and acknowledges that any periods during which the Holder is required to discontinue the disposition of the Registrable Securities hereunder beyond the Suspension Period shall be subject to the provisions of Section 2.2.

2.8 Indemnification.

(a) The Company will indemnify each Holder, each of its officers, directors, members, partners, agents, brokers, investment advisors, employees and legal counsel (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) and each Person controlling such Holder within the meaning of Section 15 of the Securities Act and the officers, directors, members, shareholders, partners, agents and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling Person (collectively, “Holder Party”), with respect to which registration, qualification or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each Person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions, proceedings or settlements in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (ii) any violation by the Company of the Securities Act or other applicable securities laws or any rule or regulation promulgated under the Securities Act or such other securities laws applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder Party, each such underwriter and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing, defending or settling any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by such Holder, controlling Person or underwriter and stated to be specifically for use therein.

(b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, severally (but not jointly) indemnify the Company, each of its directors, officers, and legal counsel, each underwriter, if any, of the Company’s securities covered by such a registration statement, each Person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including reasonable attorneys fees, arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (ii) such Holder’s failure to sell the Registrable Securities only pursuant to and in the manner contemplated by the Registration Statement, including the Plan of Distribution section contained therein, and otherwise in compliance with the prospectus delivery requirements of such Act or (iii) violations of the Securities Act arising solely from the Holder’s request to remove the legends from the Registrable Securities prior to a sale of the Registrable Securities pursuant to a Registration Statement, Rule 144 of the Securities Act, or any other exemption from registration under the Securities Act, and will reimburse the Company, such directors, officers, Persons, underwriters or control Persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. Except for an underwritten public offering where the underwriters request specified indemnification of all participants, a Holder will not be required to enter into any agreement or undertaking in connection with any registration under this Section 2 providing for any indemnification or contribution on the part of such Holder greater than the Holder’s obligations under this Section 2.8(b).

(c) Each party entitled to indemnification under this Section 2.8 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.8 unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses but shall bear the expense of such defense nevertheless. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(d) If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions of this Section 2.8(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement as to any underwriters only and not the Holders entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2, and otherwise.

2.9 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Shares and Warrant Shares to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144, at all times that the Company is subject to the reporting requirements of the Securities Act or the Securities Exchange Act of 1934, as amended;

(b) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (at any time after it has become subject to such reporting requirements); and

(c) So long as a Holder owns any Shares or Warrant Shares to furnish to the Purchaser forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Securities Exchange Act of 1934 (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Purchaser may reasonably request in availing itself of any rule or regulation of the SEC allowing a Purchaser to sell any such securities without registration. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the requirements of the exemption provided by Rule 144.

2.10 Transfer of Registration Rights. None of the rights to cause the Company to register securities granted to Holders under this Agreement may be transferred or assigned by a Holder without the written consent of the Company (which consent may be withheld in its sole discretion) unless (i) the transferee is an Investor or an Affiliate of an Investor or (ii) such person is a Qualifying Holder (as defined below), and such person agrees to become a party to, and bound by, all of the terms and conditions of, this Agreement. For purposes of this Section 2.10, the term “Qualifying Holder” shall mean, with respect to any Investor who has purchased no less than $250,000 of Shares under the Purchase Agreement, (i) any partner or member thereof, (ii) any corporation, partnership or limited liability company controlling, controlled by, or under common control with, such Investor or any partner or member thereof, or (iii) any other direct transferee from such Investor of at least $250,000 of Registrable Securities (based on their original purchase price) or all Registrable Securities originally purchased by such Investor under the Purchase Agreement, whichever is less.

2.11 No Inconsistent Agreements. The Company represents and warrants that it is not a party to, nor will it enter into, any agreements that (individually or in the aggregate) conflict with or limit or prohibit the exercise of the rights granted to the Holders in this Agreement.

3. General Provisions.

3.1 Amendment and Waiver. Any term of this Agreement may be amended or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority in interest of the Registrable Securities then outstanding, so long as such consenting Holders include each Holder that originally purchased no less than $2 million of Shares under the Purchase Agreement and at the time of such consent continues to hold no less than $250,000 of Shares originally purchased under the Purchase Agreement or exercisable under such Holder’s Warrant (or any combination thereof) (collectively, the “Holders Consent”). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder and that does not directly or indirectly affect the rights of other Holders may be given by such Holder to which such waiver or consent relates without the consent of the Holders of a majority in interest of the Registrable Securities and the Holders Consent; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

3.2 Remedies. In the event of a breach by the Company or by a Holder, of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

3.3 No Piggyback on Registrations. Except as set forth on Schedule 3.3 attached hereto, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in the initial Registration Statement other than the Registrable Securities. The Company shall not file any other registration statements until the initial Registration Statement required hereunder is declared effective by the Commission, provided that this Section 3.3 shall not prohibit the Company from filing amendments to registration statements already filed.

3.4 No Inconsistent Agreements. The Company has not entered, as of the date hereof, nor shall the Company, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

3.5 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

3.6 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties. The Company may not assign its rights (except by merger) or obligations hereunder without the Holders Consent.

3.7 Severability. Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

3.8 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

3.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument; provided that a facsimile signature or by e-mail delivery of a “.pdf” format data file shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

3.10 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.11 Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

3.12 Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

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IN WITNESS WHEREOF, this Investor Rights Agreement has been executed as of the date first above written.

COMPANY:

PROTALEX, INC., a Delaware corporation
145 Union Square Drive
New Hope, PA 18938

By:	_________________________________
Steven H. Kane,
President and Chief Executive Officer

SCHEDULE A

Investors

EXHIBIT A
Plan of Distribution

Each Selling Stockholder (the “Selling Stockholders”) of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the [principal Trading Market] or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect (assuming cashless exercise of any Warrants issued the Selling Stockholders) or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.